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                                                  Exhibit 10.5


              FIRST AMENDMENT TO OFFICE LEASE
              -------------------------------


     THIS FIRST AMENDMENT TO OFFICE LEASE (this "Amendment") is made as of this 2nd day of March, 2001, by and between CORNERSTONE SUBURBAN OFFICE, L.P., a Delaware limited partnership ("Landlord"), having an address at 311 South Wacker Drive, Suite 980, Chicago, Illinois 60606, and ANTRIM CORPORATION, a Texas corporation ("Tenant"), having an address at 101 East Park Blvd., Suite 1200, Plano, Texas 75074.

                         RECITALS:
                         --------

     A. Landlord's predecessor in title and Tenant entered into a certain lease dated June 1, 1996 (the "Lease"), whereby Landlord's predecessor in title leased to Tenant certain premises consisting of approximately 47,420 rentable square feet of office space on the tenth (10th), eleventh (11th), twelfth (12th) and thirteenth (13th) floors (the "Original Premises") of that certain building known as Bank of America Plano Tower located at 101 East Park Blvd., Plano, Texas (the "Building"), for a lease term expiring on May 31, 2001 (the "Original Term").

     B. Landlord acquired title to the Building and succeeded to the interest of the landlord under the Lease.

     C. Landlord and Tenant desire to extend the Original Term of the Lease as provided herein.

     D. Landlord and Tenant have further agreed that, subject to the terms and conditions of this Amendment, Tenant shall vacate, and the Lease shall terminate solely as to, a portion of the Original Premises, and in connection therewith, Landlord and Tenant desire to modify the Lease accordingly.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. DEFINITIONS. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2.   EXTENSION OF TERM.  The Expiration Date of the Original
Term of the Lease is extended from May 31, 2001 to May 31, 2006. As used herein and in the Lease, the "Term" of the Lease shall mean the Original Term, as extended through May 31, 2006 pursuant to the immediately preceding sentence of this Paragraph 2. All of the provisions of the Lease shall be applicable to the balance of the Term of the Lease occurring after May 31, 2001, except as otherwise provided in this Amendment. The Renewal Option set forth in Exhibit H to the Lease is hereby deleted and shall be of no further force or effect.

3. TERMINATED SPACE. Effective as of 11:59 p.m. on May 31, 2001, the Original Premises shall be reduced by that portion of the Original Premises located on the tenth (10th) and thirteenth
(13th) floors of the Building, consisting of approximately 12,922 rentable square feet and known as Suites 1001 and 1300 (collectively, the "Terminated Space"), and from and after May 31, 2001, the term "Premises" as used and defined in the Lease, as amended hereby, shall be deemed to mean and refer to 34,498 rentable square feet of office space on the 11th (Suite 1100) and 12th (Suite 1200) floors of the Building and being the Original Premises less the Terminated Space. On or before May 31, 2001, Tenant shall

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surrender, vacate and deliver possession of the Terminated Space to Landlord. Tenant shall surrender the Terminated Space in the condition required pursuant to Section 14 of the Lease. If Tenant fails to timely surrender and vacate the Terminated Space, then the provisions of Article 15 of the Lease shall apply to Tenant's holding over in the Terminated Space. Neither Landlord nor Tenant shall have any rights, estates, obligations or liabilities under the Lease with respect to the Terminated Space for that part of the Term accruing after May 31, 2001, except those which, pursuant to the provisions of the Lease, as amended hereby, expressly survive the expiration or termination of the Term (specifically including, without limitation, the obligation to make a final reconciliation under
Article 4 of the Lease of the Additional Rent owing for the Terminated Space for calendar year 2001).

4.   ELEVATOR LOBBY.  Tenant shall pay (as set forth in Exhibit
A) for modifications to the elevator lobby in that portion of the Premises located on the twelfth (12th) floor of the Building so as to (a) provide public access to the elevator running between the twelfth (12th) and thirteenth (13th) floors and (b) comply with all applicable Laws (collectively, the "Elevator Lobby Work", with such area being referred to herein as the "Elevator Lobby"). The Elevator Lobby shall become, upon completion of the Elevator Lobby Work, a part of the Common Areas. The Elevator Lobby Work shall be performed as provided in Exhibit A attached hereto.

5. CONDITION OF SPACE. No promises of Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises or the Building has been made, to Tenant by or on behalf of Landlord, except as provided in Exhibit A hereto.

6.   RENT.

     A.   Effective as of June 1, 2001, Monthly Rent for the
Premises shall be paid in the manner provided in the Lease in the following amounts for the following periods:

Period                      Monthly Rent        Annual Rent
------                      ------------        -----------
6/1/01 through 5/31/02        $57,496.67        $689,960.04
6/1/02 through 5/31/03         58,934.08         707,208.96
6/1/03 through 5/31/04         60,371.50         724,458.00
6/1/04 through 5/31/05         61,808.92         741,707.04
6/1/05 through 5/31/06         63,246.33         758,955.96


     B. Effective as of June 1, 2001 and continuing thereafter until the Expiration Date, Tenant shall pay Tenant's Pro Rata Share of Taxes and Operating Expenses as provided under Article 4 of the Lease, except that (a) Tenant's Pro Rata Share (as set forth in Section 1N of the Lease) shall be 15.3%, (b) the Operating Expenses Base (as set forth in Section 1L of the Lease) shall be the actual Operating Expenses for the calendar year of 2001 and (c) the Tax Base (as set forth in Section 1M of the Lease) shall be the actual Taxes for the calendar year of 2001. There shall be no abatement of Monthly Rent or Additional Rent due under the Lease, as amended hereby, on account of this Amendment.

     C. Effective as of June 1, 2001, the fourth (4th) grammatical paragraph of Section 4A of the Lease shall be deleted and the following shall be inserted in lieu thereof:

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          "Notwithstanding anything to the contrary contained
          herein, and solely for the benefit of Tenant and not for the benefit of any other tenant or third-party, Operating Expenses for any Lease Year (the "Applicable Lease Year"), commencing with the Lease Year of 2002, shall not exceed an amount determined by increasing Operating Expenses for the Lease Year of 2001 at the rate of seven percent (7%) per year compounded through the Applicable Lease Year. For purposes of the foregoing cap on increases in Operating Expenses, amounts attributable to utilities and insurance shall not be included in the definition of Operating Expenses."

7. PARKING SPACES. Effective as of June 1, 2001, Section 1Q of the Lease shall be deleted and the following shall be inserted in lieu thereof:

     "Q.  Parking Spaces / Fees:  Subject to the terms of Article
     26, Tenant shall have the right to use up to 103 unreserved parking spaces, on a "first-come, first-served basis", without payment of a parking fee during the Term."

8. RIGHT OF FIRST REFUSAL. Effective as of the date of this Amendment, the Right of First Refusal set forth in Exhibit G to the Lease is deleted and the following right of first offer is hereby granted in lieu thereof:

     A. If at any time during the Term prior to April 1, 2004 any space on the ninth (9th) or tenth (10th) floors of the Building (the "First Notice Space") is available for lease and Landlord receives a bona fide expression of interest in the First Notice Space from a prospective tenant, Landlord shall deliver a notice ("Landlord's Notice") to Tenant offering to lease the First Notice Space to Tenant. Landlord's notice must specify the First Notice Rate (defined below). The term "available for lease" means that the First Notice Space is vacant and not then subject to any existing rights of third parties, including, without limitation, rights of first notice, expansion rights, extension rights, options to lease, or other rights.

     B. Tenant may elect to lease the applicable First Notice Space by delivering a notice (the "Response Notice") to Landlord within seven (7) business days after the date of Landlord's notice specifying that Tenant elects either (a) to lease all, but not less than all, of such First Notice Space or (b) to decline to lease the First Notice Space.

     C. If (a) Landlord does not receive the Response Notice within the aforementioned seven (7) business day period or (b) in the Response Notice Tenant does not elect to lease all of the applicable First Notice Space, Tenant is deemed to waive its right to lease the applicable First Notice Space and Tenant has no further rights under this Section, subject to subsection (H), below.

     D. If Tenant timely delivers a Response Notice electing to lease all of the applicable First Notice Space, Tenant's lease of such First Notice Space shall commence on the date specified in Landlord's Notice and shall be on the same terms as the Lease, as amended, except that the Rent and other applicable terms for the First Notice Space shall be adjusted based on the First Notice Rate. Landlord shall prepare, and Landlord and Tenant will execute and deliver to each other, within thirty (30) days after Landlord's receipt of the Response Notice, an amendment to the Lease adding the First Notice Space to the Premises upon the terms specified in this Paragraph 7. In the event Tenant fails to sign such amendment to the Lease within said thirty (30) day period, time being of the essence, then Landlord shall be entitled to proceed to lease the applicable First Notice Space to a third party free and clear of such right and such right shall be deemed terminated with respect to the First Notice Space described in Landlord's Notice.

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     E.   Landlord is not obligated to offer the First Notice
Space to Tenant, and Tenant may not exercise its option to lease the First Notice Space, if at the time Landlord would otherwise be obligated to give Landlord's Notice to Tenant, Tenant is in default under the Lease, as hereby amended.

     F.   The term "First Notice Rate" means the Monthly Rent,
Additional Rent, and any tenant concessions that Landlord quotes in Landlord's Notice for the First Notice Space (as determined by
Landlord in its sole discretion) for a term equal to the remainder of the Term.

     G. Tenant may not assign this right of first notice to any assignee of the Lease, nor may any sublessee or assignee exercise this option.

     H. If Tenant is deemed to waive its option to lease any First Notice Space under subsection 8(C), above, and Landlord does not lease such First Notice Space to another tenant within 180 days after the date of the Response Notice, Landlord must again offer such First Notice Space to Tenant under this Paragraph before leasing such First Notice Space to any other tenant.

9.   INSURANCE.  Effective as of the date of this Amendment,
Section 8A of the Lease is amended by deleting subsection (ii) in the first paragraph thereof, requiring Tenant to maintain business interruption insurance.

10. CASUALTY DAMAGE. Effective as of the date of this Amendment, Section 10G of the Lease is amended by inserting the following at the end thereof:

"In the event of damage to the Premises which Landlord elects to repair, if Landlord fails to substantially complete said repair within 270 days after the date of casualty (which 270-day period shall be extended by one day for each day said repair is delayed due to acts of Tenant or any event described in Article 25), Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after such 270-day period (as permissibly extended as aforesaid). Tenant's termination right and the rental abatement set forth above shall be Tenant's sole remedies and Landlord's sole liability for delays in completion of said repairs."

11. SUBLETTING AND ASSIGNMENT. Effective as of the date of this Amendment Section 16(1) of the Lease is amended by inserting the phrase ", which consent shall not be unreasonably withheld," between the words "tenant" and "provided" in the first (1st) sentence thereof;

12.  SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION.
Effective as of the date of this Amendment, Article 17 of the Lease is amended by inserting the following at the end thereof:

     "Notwithstanding the above, Landlord agrees that Tenant's subordination to a Mortgage hereafter placed upon the Building shall be conditioned upon Tenants receipt from the applicable Lender, a written subordination and non-disturbance agreement for the benefit of Tenant. Said subordination and non-disturbance agreement shall be in the Lender's standard form and shall provide, among other provisions, that so long as this Lease shall be in full force and effect that in the event it should become necessary to foreclose the Mortgage, the Lender thereunder will not join Tenant in summary or foreclosure proceedings or otherwise disturb Tenant's possession of the Premises pursuant to this Lease, so long as Tenant is not in default under any of the terms, covenants or conditions of this Lease."

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13.  REMEDIES OF LANDLORD.  Effective as of the date of this
Amendment:

     A. Section 20(a) of the Lease is amended by inserting the phrase "and during the continuation thereof," between the words "period," and "Landlord" in the first (1st) sentence thereof;

     B. Section 20(b) of the Lease is amended by deleting the phrase "with or without legal process" and inserting the phrase "after the due exercise of legal process" in lieu thereof; and

     C. The first sentence of Section 20(c)(ii) of the Lease is deleted and the following is hereby inserted in lieu thereof:

          "Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable, provided, however, that Landlord shall not be obligated to relet or attempt to relet the Premises on a priority basis over other vacant or unleased space in the Building."

14.  NOTICES.  Effective as of the date of this Amendment,
Section 30C of the Lease is amended to provide that notices to Landlord shall be addressed as follows:

     c/o Cornerstone Real Estate Advisers, Inc.
     311 South Wacker Drive, Suite 980
     Chicago, Illinois 60606

     with a copy to:

     Transwestern Commercial Services, Attn: Building Manager
     101 East Park Blvd.
     Plano, Texas 75074

or at such other or additional addresses as Landlord may hereafter notify Tenant.

15. BROKER. Tenant represents that except for Transwestern Commercial Services and Jackson & Cooksey (collectively, the "Brokers"), Tenant has not dealt with any real estate broker, salesperson or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Amendment, or (ii) a claim of, or right to, lien under the Statutes of Texas relating to real estate broker liens with respect to any such broker retained by Tenant.

16. BINDING EFFECT. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

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17.  SUBMISSION.  Submission of this Amendment by Landlord to
Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant to enter into the transactions described herein, which offer may not be revoked for thirty (30) days after such delivery.

18. LIMITATION OF LIABILITY. Neither Landlord nor any principal of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as amended hereby, or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under the Lease, as amended hereby, or otherwise, Tenant shall look solely to the equity interest of Landlord in the Building for the satisfaction of Tenant's remedies or judgments.

















                    [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, and intending to be legally bound
hereby, the parties have duly executed the Amendment with the Exhibit attached hereto, as of this 2nd day of March, 2001.



                                   Landlord:
                                   --------

                                   CORNERSTONE SUBURBAN OFFICE,
                                   L.P., a Delaware limited
                                   partnership

                                   By:  Cornerstone Office
                                        Management, Limited
                                        Liability Company, a
                                        Delaware limited
                                        liability company, its
                                        general partner

                                        By:  CORNERSTONE REAL
                                             ESTATE ADVISERS,
                                             INC., its managing
                                             member


                                             By:  /s/ Robert White
                                                  ----------------
                                             Title: Vice President




                                   Tenant:
                                   ------


                                   ANTRIM CORPORATION, a Texas
                                   corporation



                                   By:  /s/ Nina M. Dmetruk
                                        -------------------
                                   Title:  Secretary


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